As filed with the Securities and Exchange            Registration NO. 333-27537
Commission on November 3, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                          AAMES FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                        DELAWARE                            95-4340340
             (State or other jurisdiction of            (I.R.S. Employer
             incorporation or organization)             Identification No.)

                              350 S. GRAND AVENUE
                 LOS ANGELES, CALIFORNIA 90071  (213) 640-5000
              (Address, including ZIP code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            BARBARA S. POLSKY, ESQ.
                          AAMES FINANCIAL CORPORATION
                              350 S. GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 640-5000
                    (Name, address, including ZIP code, and
                        telephone number, including area
                          code, of agent for service)

                                ---------------

                                   Copies to:

                          JACK M. COSTELLO, JR., ESQ.
                               BROWN & WOOD, LLP
                             ONE WORLD TRADE CENTER
                                   58TH FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5300

================================================================================

                             EXPLANATORY STATEMENT

        Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration Number 333-27537), Aames Financial Corporation deregisters all shares of its common stock, $.001 par value per share, and the preferred stock purchase rights attached thereto (together, the "Securities"), heretofore registered and not previously sold. The reason for deregistration is that all of the Securities became tradable pursuant to Rule 144 under the Securities Act of 1933, as amended, on August 28, 1997. Approximately 1,307,175 shares were sold pursuant to the Registration Statement.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on November 3, 1997.

                                  AAMES FINANCIAL CORPORATION
                                  (Registrant)

                                  By:   /s/ CARY H. THOMPSON*
                                     ----------------------------------
                                        Cary H. Thompson
                                        Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cary H. Thompson and Gregory J. Witherspoon and each of them, his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


      SIGNATURE                         TITLE                               DATE
      ---------                         -----                               ----
/s/ Gary K. Judis*                Chairman of the Board                 May 19, 1997
--------------------------
Gary K. Judis

/s/ Cary H. Thompson*             Chief Executive Officer, Director     May 19, 1997
--------------------------        (Principal Executive Officer)
Cary H. Thompson

/s/ Gregory J. Witherspoon*       Executive Vice President - Finance    May 19, 1997
--------------------------        Chief Financial Officer, Director
Gregory J. Witherspoon

/s/ Neil B. Kornswiet*            Vice Chairman and President           May 19, 1997
--------------------------
Neil B. Kornswiet

/s/ Mark E. Elbaum*               Senior Vice President - Finance       May 19, 1997
--------------------------        (Principal Accounting Officer)
Mark E. Elbaum

/s/ Joseph R. Cerrell*            Director                              May 19, 1997
--------------------------
Joseph R. Cerrell

/s/ Dennis F. Holt*               Director                              May 19, 1997
--------------------------
Dennis F. Holt

/s/ Melvyn Kinder*                Director                              May 19, 1997
--------------------------
Melvyn Kinder

                                  Director
--------------------------
John C. Getzelman

                                  Director
--------------------------
Lee Masters

By: /s/ Cary H. Thompson                                                November 3, 1997
    --------------------------
    Cary H. Thompson
    Attorney-In-Fact